ETF OPPORTUNITIES TRUST 485BPOS

Exhibit 99(d)(43)

AMENDED INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT which is made effective as of the date noted in the Schedules attached hereto and may be amended from time to time, by and between ETF Opportunities Trust, a Delaware statutory trust (hereinafter referred to as the “Trust”), and REX Advisers, LLC, a Delaware limited liability company (hereinafter referred to as “Advisor”) with its principal place of business located at 1241 Post Road, 2nd Floor, Fairfield, Connecticut 42860 with respect to the series portfolios of the Trust identified in this Agreement (each a “Fund”).

WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Investment Company Act”), and Advisor is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, This Agreement is made effective as to each Fund as of the date set forth on the set of schedules to this Agreement identified as “Schedule A” and then numerically designated (e.g., Schedule A-1) attached hereto as of the “Effective Date” noted on each Schedule A with respect to each of the Funds;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.	General Provision.

a.          The Trust hereby engages Advisor and Advisor hereby accepts such engagement, to act as the investment adviser of the Fund identified in each Schedule A to this Agreement and to perform for the Fund such other duties and functions as are hereinafter set forth. Advisor shall, in all matters, give to the Fund and the Trust’s Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall at all times use its best efforts to conform to and enable the Fund to conform to: (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any order or no-action relief of the Commission applicable to the operation of the Fund; (iii) any other applicable provisions of state or federal law; (iv) the provisions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time; (v) any other policies, procedures and determinations of the Board of Trustees of the Trust; (vi) the fundamental policies and investment restrictions of the Fund as reflected in the Trust’s registration statement under the Investment Company Act; and (vii) the Prospectus and Statement of Additional Information of the Trust in effect from time to time. The appropriate officers, contractors and employees of Advisor shall be available upon reasonable notice for consultation with any of the trustees and officers of the Trust with respect to any matters dealing with the business and affairs of the Trust as they pertain to the Fund, including the valuation of any of the Fund’s portfolio securities which do not have readily available market quotations per Section 3 hereof.

2.	Investment Management.

a.          Advisor shall, subject to the direction and control by the Trust’s Board of Trustees: (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii) designate the identity, quantity and weighting of the securities (and amount of cash, if any) to be accepted in exchange for “creation units” of the Fund or that will be applicable that day to redemption requests received by the Fund; (iii) supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and ( iv) arrange, subject to the provisions of Section 7 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

b.          Provided that the Trust shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of Section 7 hereof, Advisor may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

c.          The Advisor may, from time to time, hire one or more sub-advisers, including, without limitation, affiliates of Advisor, to perform investment advisory services with respect to the Fund(s) or any portion thereof. In addition, the Advisor has the authority to (i) select new or additional sub-advisers for each Fund, (ii) enter into and materially modify existing sub-advisory agreements, and (iii) terminate and replace any sub-adviser. Each such action described in this paragraph is subject to the approval of the Board of Trustees, including a majority of the Trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act) of the Trust or the Advisor, and the terms of any applicable exemptive relief obtained from the Commission. The retention of a sub-adviser by the Advisor shall not relieve the Advisor of its responsibilities under this Agreement.

d.          Provided that nothing herein shall be deemed to protect Advisor from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement, Advisor shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

e.          Nothing in this Agreement shall prevent Advisor or any officer or contractor or other related party thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict Advisor or any of its directors, officers, stockholders, contractors, other related parties or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by Advisor of its duties and obligations under this Agreement and under the Advisers Act.

f.          To carry out the duties and responsibilities provided hereunder, Advisor is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Fund, to place orders and issue instructions for the Fund. In all purchases, sales and other transactions in securities for the Fund, Advisor is authorized to exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

3.	Other Duties of Advisor.

Advisor shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate management and administration for the Fund, including (i) the compilation and maintenance of such records with respect to its operations as may reasonably be required; (ii) the preparation and filing of such reports with respect thereto as shall be required by the Commission; (iii) the composition of periodic reports with respect to its operations for shareholders of the Fund; (iv) the composition of proxy materials for meetings of the Fund’s shareholders; (v) the composition of such registration statements as may be required by Federal securities laws for continuous public sale of shares of the Fund and (vi) at Advisor’s discretion, the development and implementation, if appropriate, of management and shareholder services designed to enhance the value or convenience of the Fund as an investment vehicle.

4.	Allocation of Expenses.

During the term of this Agreement, Advisor shall pay all of the expenses of the Fund (including compensation of members of the Board of Trustees who are not “interested persons” (as that term is defined in the Investment Company Act) of a Fund), except for (i) the fee payment under this Agreement, (ii) distribution fees or expenses under the Fund’s 12b-1 plan (if any), (iii) interest expenses, (iv) taxes, (v) acquired fund fees and expenses, (vi) brokers’ commissions and any other portfolio transaction-related expenses and fees arising out of transactions effected on behalf of the Fund, (vii) credit facility fees and expenses, including interest expenses and (viii) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business. For the avoidance of doubt, Advisor’s payment of such expenses may be accomplished through the Fund’s payment of such expenses and a corresponding reduction in the fee payable to Advisor pursuant to Section 5 hereof; provided, however, that if the amount of expenses paid by the Fund exceeds the fee payable to Advisor pursuant to Section 5 hereof, Advisor will reimburse the Fund for such excess amount.

Any officers or employees of Advisor or any entity controlling, controlled by or under common control with Advisor, who may also serve as officers, trustees or employees of the Trust shall not receive any compensation from the Trust for their services. The expenses with respect to any two or more series of the Trust shall be allocated in proportion to the net assets of the respective series except where allocations of direct expenses can be made.

5.	Compensation of Advisor.

The Trust agrees to pay Advisor on behalf of the Fund and Advisor agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a management fee payable monthly and calculated on the daily net assets of the Fund at an annual rate as noted in each Schedule A of this Agreement.

6.	Portfolio Transactions and Brokerage.

a.          Advisor is authorized, in arranging the Fund’s portfolio transactions, to employ or deal with such members of securities or commodities exchanges, brokers or dealers, including “affiliated” broker-dealers (as that term is defined in the Investment Company Act) (hereinafter “broker-dealers”), as may, in its best judgment, implement the policy of the Fund to obtain “best execution,” for these transactions, which is understood to mean prompt and reliable execution at the most favorable price obtainable . The Advisor shall not be precluded from obtaining, consistent with the provisions of Subsection (c) of this Section the benefit of such investment information or research as will be of significant assistance to the performance by Advisor of its investment management functions.

b.          Advisor shall select broker-dealers to effect the Fund’s portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by Advisor on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund’s portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer’s apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

c.          Advisor shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund’s portfolio transactions to broker-dealers, other than an affiliated broker-dealer, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for the Fund and/or other accounts for which Advisor or its affiliates exercise “investment discretion” (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Trust to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if Advisor determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of Advisor and its investment advisory affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, Advisor will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, Advisor shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Trust over a representative period selected by the Trust’s trustees were reasonable in relation to the benefits to the Fund.

d.          Advisor shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker- dealer on the basis of its purported or “posted” commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of Trustees of the Trust and the provisions of this Section 7.

e.          On occasions when Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of Advisor and its affiliates, Advisor to the extent permitted by applicable laws and regulations, may, but will be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Advisor in the manner which Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time. The Trust agrees that Advisor and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Funds. The Trust acknowledges that Advisor and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Funds, and that Advisor will carry out its duties hereunder together with its duties under such relationships.

f.          The Trust recognizes that an affiliated broker-dealer: (i) may act as one of the Fund’s regular brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Trust; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

7.	Duration.

This Agreement, with respect to each Fund (including any series of the Trust added to this Agreement by execution of an amended or new Schedule A), will take effect on the date set forth next to that Fund’s name in the applicable Schedule A. Unless earlier terminated pursuant to Section 10 hereof, this Agreement, with respect to each Fund, shall remain in effect until two years from the effective date specified in the appliable Schedule A, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by the Trust’s Board of Trustees, including the vote of the majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a “majority” (as defined in the Investment Company Act) of the outstanding voting securities of the Fund and by such a vote of the Trust’s Board of Trustees.

8.	Termination.

This Agreement may be terminated: (i) by Advisor at any time without penalty upon giving the Trust sixty days’ written notice (which notice may be waived by the Trust); or (ii) by the Trust at any time without penalty upon sixty days’ written notice to Advisor (which notice may be waived by Advisor) provided that such termination by the Trust shall be directed or approved by the vote of a majority of all of the trustees of the Trust then in office or by the vote of the holders of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act.

9.	Assignment or Amendment.

This Agreement may not be amended without the written agreement of the Advisor and the affirmative vote of the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purposes of voting on such approval and, where required by the Investment Company Act, by a vote or written consent of a majority of the outstanding voting securities of the Fund, and shall automatically and immediately terminate in the event of its “assignment,” as defined in the Investment Company Act.

10.	Disclaimer of Trustee or Shareholder Liability

Advisor understands and agrees that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust or Fund personally but bind only the Trust and the Trust’s property. Advisor represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming Trustee or shareholder liability for acts or obligations of the Trust and agrees that obligations, if any, assumed by the Trust pursuant to this Agreement will be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder will be limited to the respective assets of the Fund.

11.	Definitions.

The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.

12.	Miscellaneous.

This agreement shall be governed by New York law, excluding the laws on conflicts of laws. To the extent that the applicable laws of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Investment Company Act or any rule or order of the Securities and Exchange Commission thereunder. Any provision of this agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

13.	Notices

Any notice, advice, document, report or other client communication to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid or electronically addressed by the party giving notice to the other party at the last address furnished by the other party. By consenting to the electronic delivery of any notice, advice, document, report or other client communication in respect of this Agreement or as required pursuant to applicable law, the Adviser authorizes the Sub-Adviser to deliver all communications by email or other electronic means.

To the Adviser at:	REX Advisers, LLC 1241 Post Road, Suite 200 Fairfield, CT 06824 Attention: Robert Rokose E: RRokose@rexshares.com

To the Trust at:	ETF Opportunities Trust 8730 Stony Point Parkway, Suite 205 Richmond, Virginia 23235 Attention: President E: mgt@ccofva.com

14.	Entire Agreement

This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but such counterparts shall together constitute but one and the same instrument.

ETF OPPORTUNIES TRUST, FOR THE FUNDS LISTED IN EACH SCHEDULE A HEREOF:

/s/ David A. Bogaert
Signature
By: David A. Bogaert
Title: President

REX ADVISERS, LLC

/s/ Robert Rokose
Signature
By: Robert Rokose
Title: President

Schedule A-1

Funds, Effective Date and Compensation to Advisor

The fee payable by the Trust on behalf of each Fund shall be calculated on the daily net assets of each Fund at an annual rate as noted below:

Fund	Effective Date	Compensation
REX FANG & Innovation Equity Premium Income ETF	August 15, 2023	0.65%

ETF OPPORTUNITIES TRUST

/s/ David A. Bogaert
Signature
By: David A. Bogaert
Title: President

REX ADVISERS, LLC

/s/ Robert Rokose
Signature
By: Robert Rokose
Title: President

Schedule A-2

Funds, Effective Date and Compensation to Advisor

The fee payable by the Trust on behalf of each Fund shall be calculated on the daily net assets of each Fund at an annual rate as noted below:

Fund	Effective Date	Compensation
REX IncomeMax AMD Strategy ETF	August 15, 2023	0.99%
REX IncomeMax AMZN Strategy ETF	August 15, 2023	0.99%
REX IncomeMax BIIB Strategy ETF	August 15, 2023	0.99%
REX IncomeMax IBIT Strategy ETF	September 25, 2024	0.99%
REX IncomeMax EEM Strategy ETF	August 15, 2023	0.99%
REX IncomeMax GDXJ Strategy ETF	August 15, 2023	0.99%
REX IncomeMax GOOG Strategy ETF	August 15, 2023	0.99%
REX IncomeMax META Strategy ETF	August 15, 2023	0.99%
REX IncomeMax MSFT Strategy ETF	August 15, 2023	0.99%
REX IncomeMax MSTR Strategy ETF	August 15, 2023	0.99%
REX IncomeMax PYPL Strategy ETF	August 15, 2023	0.99%
REX IncomeMax SLV Strategy ETF	August 15, 2023	0.99%
REX IncomeMax SMH Strategy ETF	August 15, 2023	0.99%
REX IncomeMax SNOW Strategy ETF	August 15, 2023	0.99%
REX IncomeMax TLRY Strategy ETF	August 15, 2023	0.99%
REX IncomeMax V Strategy ETF	August 15, 2023	0.99%

ETF OPPORTUNITIES TRUST

/s/ David A. Bogaert
Signature
By: David A. Bogaert
Title: President

REX ADVISERS, LLC

/s/ Robert Rokose
Signature
By: Robert Rokose
Title: President

Schedule A-3

Funds, Effective Date and Compensation to Advisor

The fee payable by the Trust on behalf of each Fund shall be calculated on the daily net assets of each Fund at an annual rate as noted below:

Fund	Effective Date	Compensation
REX IncomeMax UNG Strategy ETF	August 15, 2023	0.99%
REX IncomeMax USO Strategy ETF	August 15, 2023	0.99%

ETF OPPORTUNITIES TRUST

/s/ David A. Bogaert
Signature
By: David A. Bogaert
Title: President

REX ADVISERS, LLC

/s/ Robert Rokose
Signature
By: Robert Rokose
Title: President

Schedule A-4

Funds, Effective Date and Compensation to Advisor

The fee payable by the Trust on behalf of each Fund shall be calculated on the daily net assets of each Fund at an annual rate as noted below:

Fund	Effective Date	Compensation
REX IncomeMax TSLA Strategy ETF	September 27, 2023	0.99%

ETF OPPORTUNITIES TRUST

/s/ David A. Bogaert
Signature
By: David A. Bogaert
Title: President

REX ADVISERS, LLC

/s/ Robert Rokose
Signature
By: Robert Rokose
Title: President

Schedule A-5

Funds, Effective Date and Compensation to Advisor

The fee payable by the Trust on behalf of each Fund shall be calculated on the daily net assets of each Fund at an annual rate as noted below:

Fund	Effective Date	Compensation
REX AI Equity Premium Income ETF	February 21, 2024	0.65%

ETF OPPORTUNITIES TRUST

/s/ David A. Bogaert
Signature
By: David A. Bogaert
Title: President

REX ADVISERS, LLC

/s/ Robert Rokose
Signature
By: Robert Rokose
Title: President

Schedule A-6

Funds, Effective Date and Compensation to Advisor

The fee payable by the Trust on behalf of each Fund shall be calculated on the daily net assets of each Fund at an annual rate as noted below:

Fund	Effective Date	Compensation
REX Crypto Equity Premium Income ETF	September 25, 2024	0.85%

ETF OPPORTUNITIES TRUST

/s/ David A. Bogaert
Signature
By: David A. Bogaert
Title: President

REX ADVISERS, LLC

/s/ Robert Rokose
Signature
By: Robert Rokose
Title: President

Schedule A-7

Funds, Effective Date and Compensation to Advisor

The fee payable by the Trust on behalf of each Fund shall be calculated on the daily net assets of each Fund at an annual rate as noted below:

Fund	Effective Date	Compensation
REX Bitcoin Corporate Treasury Convertible Bond ETF	March 11, 2025	0.85%

ETF OPPORTUNITIES TRUST

/s/ David A. Bogaert
Signature
By: David A. Bogaert
Title: President

REX ADVISERS, LLC

/s/ Robert Rokose
Signature
By: Robert Rokose
Title: President

Schedule A-8

Funds, Effective Date and Compensation to Advisor

The fee payable by the Trust on behalf of each Fund shall be calculated on the daily net assets of each Fund at an annual rate as noted below:

Fund	Effective Date	Compensation
REX-OspreyTM TRUMP ETF	March 11, 2025	1.50%
REX-OspreyTM ETH ETF	March 11, 2025	0.75%
REX-OspreyTM BTC ETF	March 11, 2025	0.75%
REX-OspreyTM SOL ETF	March 11, 2025	0.75%
REX-OspreyTM XRP ETF	March 11, 2025	0.75%
REX-OspreyTM BONK ETF	March 11, 2025	1.50%
REX-OspreyTM DOGE ETF	March 11, 2025	1.50%
REX-OspreyTM MOVE ETF	March 11, 2025	1.50%

ETF OPPORTUNITIES TRUST

/s/ David A. Bogaert
Signature
By: David A. Bogaert
Title: President

REX ADVISERS, LLC

/s/ Robert Rokose
Signature
By: Robert Rokose
Title: President